Exhibit 32.1
CERTIFICATION
     Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Thomas B. King, President and Chief Executive Officer of Alexza Pharmaceuticals, Inc. (the “Company”), and August J. Moretti, the Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:
1. The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
          In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of April, 2007.

/s/ Thomas B. King	/s/ August J. Moretti

Thomas B. King President and Chief Executive Officer	August J. Moretti Senior Vice President and Chief Financial Officer
This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Alexza Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.